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                                                  EXHIBIT 24-B


                        POWER OF ATTORNEY


   Each of the undersigned directors of Massachusetts Electric Company (the Company) individually as a director of the Company, hereby constitutes and appoints John G. Cochrane, Jennifer L. Kenney, and Robert King Wulff, individually, as attorneys-in-fact to execute on behalf of the undersigned the Company's registration statement on Form S-3 for the issue and sale of up to $60 million of the Company's First Mortgage Bonds, to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments to such registration statement as may be required by law.


Dated this 17th day of February, 1998.



   s/Cheryl A. LaFleur             s/Christopher E. Root

   Cheryl A. LaFleur               Christopher E. Root


   s/Robert L. McCabe              s/Richard P. Sergel

   Robert L. McCabe                Richard P. Sergel


   s/Lydia M. Pastuszek            s/Dennis E. Snay

   Lydia M. Pastuszek              Dennis E. Snay


   s/Lawrence J. Reilly

   Lawrence J. Reilly